Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-71111 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. on Form S-3 of our reports dated September 14, 1999, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 1999.

     We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement No. 333-71111 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. on Form S-3 of our report relating to Ferrellgas, Inc. and Subsidiaries dated October 4, 1999, appearing in this Form 8-K.

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. on Form S-4 of our report relating to Ferrellgas, Inc. and Subsidiaries dated October 4, 1999, appearing in this Form 8-K.

Kansas City, Missouri
December 6, 1999